Chordiant Software Announces Financial Results For the Second Quarter Fiscal Year 2009 Ended March 31, 2009
Posts Second Consecutive Quarter of Positive Operating Cash Flow

Cupertino, Calif.—May 7, 2009— Chordiant Software, Inc. (Nasdaq: CHRD), the leading provider of Customer Experience (Cx™) software and services, today announced its financial results for the second quarter of fiscal year 2009 ended March 31, 2009, and filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Second Quarter Fiscal Year 2009 Financial Highlights

▪	Total revenues of $18.0 million;

▪	License revenues of $4.3 million;

▪	Generally Accepted Accounting Principles (“GAAP”) net loss of $3.5 million, or $0.12 per basic share;

▪	Non-GAAP net loss of $1.6 million, or $0.05 per basic share;

▪	Total bookings of $8.4 million;

▪	Ending backlog of $44.6 million; and

▪	Ending cash, cash equivalents and restricted cash of $53.4 million.

Second Quarter 2009 Business Highlights

▪	Received one additional order under the current commitment from Vodafone;

▪	Received one multi-million dollar, multi-year maintenance renewal;

▪	Announced general availability of Chordiant Cx Visual Business Director (Cx VBD), which provides real-time visibility into the actual and potential success of customer interaction strategies;

▪	Successfully completed validation of Chordiant Decision Management software for IBM's SPDE Framework; and

▪	Expanded senior management team by hiring Marchai Bruchey as Vice President and Chief Marketing Officer.

“I am pleased to announce that we posted our second consecutive quarter of positive operating cash flow despite challenging market conditions.  Our total bookings fell short of our expectations in the second quarter due to the slippage of a multi-million dollar transaction which we are pleased to announce has subsequently closed,” said Steve Springsteel, Chairman, President and Chief Executive Officer.  “We are cautiously optimistic that this recent sale signals that customers are willing to begin investing again in those products which demonstrate strong ROI characteristics.”

Second Quarter Fiscal Year 2009 Financial Results
Total revenues for the second quarter of fiscal year 2009 were $18.0 million, down from $23.4 million in the prior quarter and down from $24.7 million for the second quarter of fiscal year 2008.

License revenues for the second quarter of fiscal year 2009 were $4.3 million, down from the $7.9 million reported in the prior quarter and $4.8 million in the second quarter of fiscal year 2008.  Service revenues for the second quarter of fiscal year 2009 were $13.7 million, compared to $15.4 million in the prior quarter and $19.9 million reported for the same period of fiscal year 2008.

Chordiant reported a GAAP net loss of $3.5 million, or GAAP loss per basic share of $0.12, for the second quarter of fiscal year 2009 compared to a GAAP net loss of $1.2 million, or GAAP loss per basic share of $0.04, for the same period of fiscal year 2008. Included in the GAAP results for the second quarter of fiscal 2009 was a $0.7 million non-cash deferred tax expense.

Chordiant reported a second quarter fiscal year 2009 non-GAAP net loss of $1.6 million, or a non-GAAP loss per basic share of $0.05, compared to non-GAAP net income of $0.1 million, or non-GAAP earnings per fully-diluted share of $0.00, for the second quarter of fiscal year 2008.  Non-GAAP net income and non-GAAP net loss exclude stock-based compensation expense, the amortization of purchased intangible assets, and the non-cash tax expense relating to net operating loss carryforwards.

Deferred Revenue
Deferred revenue at the end of the second quarter of fiscal year 2009 was $36.4 million, a decrease of $6.7 million as compared to the ending balance of $43.1 million at December 31, 2008.  Deferred revenue does not include future amounts due under the Vodafone transaction that was closed in the first quarter of fiscal year 2008.

Bookings
Bookings were $8.4 million for the second quarter of fiscal year 2009, compared to $13.6 million in the prior quarter and $20.4 million in the same period last year.

Backlog of Business
At March 31, 2009, Chordiant's backlog, which includes deferred revenue, decreased to $44.6 million from $55.6 million at the end of the prior quarter.  The primary reasons for the decrease during the period were 1) the adverse impact of foreign exchange rates on our non-U.S. dollar denominated backlog; 2) the recognition of license revenues associated with Vodafone and license revenue taken on previously signed contracts; 3) the recognition of service revenue for hourly work completed; and 4) the cancelation of unutilized Statements of Work during the quarter.  Backlog includes $4.2 million of remaining license commitments related to the Vodafone transaction that was closed in the first quarter of fiscal year 2008.

Cash Position
Chordiant’s cash, cash equivalents, restricted cash and marketable securities position decreased by approximately $0.5 million during the quarter to $53.4 million at March 31, 2009, as compared to $53.9 million at December 31, 2008.  The modest decline in the cash balance resulted from the impact of translating the Company’s international currency positions into U.S. dollars.  On a constant currency basis using exchange rates as of December 31, 2008, Chordiant’s cash balance would have increased to approximately $54.7 million.

Non-GAAP Financial Measurements
This press release and the accompanying tables include non-GAAP financial measures.  For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the section below titled "Non-GAAP Financial Measures" as well as the related Table C.

Outlook for Fiscal Year 2009
Although the Company is not providing specific bookings, revenue, cash flow or earnings per share guidance, it is providing the following basic parameters for its financial performance in the second half of fiscal 2009.  We expect:

▪
to recognize approximately $4.2 million in total license revenues in the third quarter of fiscal year 2009 associated with the remaining contractual commitments under the Vodafone transaction that was closed in the first quarter of fiscal year 2008;

▪	to recognize a total of $1.0 to $2.0 million dollars of the remaining $6.0 million in license revenue backlog, exclusive of Vodafone, over the next two quarters of fiscal year 2009;

▪	to be non-GAAP profitable in the third quarter of fiscal year 2009, though the amount and timing of new license transactions are difficult to predict;

▪
to continue to renew our existing support and maintenance contracts at rates in line with our historical experience.  For the trailing 12-month period ended March 31, 2009, support and maintenance revenues averaged approximately $9.5 million per quarter; and

▪	our average quarterly professional services revenues for the remainder of fiscal year 2009 to decline from the $5.2 million that was reported in the second quarter of fiscal year 2009.

Conference Call and Webcast Information
Chordiant will host a conference call and webcast to discuss its financial results for the second quarter fiscal year 2009 ended March 31, 2009 today, Thursday, May 7, 2009 at 2:00 p.m. (PT), 5:00 p.m. (ET) and 10:00 p.m. (GMT).  A live audio webcast will be available to investors and the public from the following website:  http://www.veracast.com/webcasts/chordiant2/49122113.cfm

Alternatively, you may prefer to access Chordiant’s website at http://www.chordiant.com, where you will see the event listed on the homepage.  Access is also possible from Chordiant’s Investor Relations website.

The webcast will be archived on the Chordiant website.  In addition, a telephone replay will be available on Thursday, May 7, 2009, beginning at approximately 4:00 p.m. Pacific Time, 7:00 p.m., Eastern Time, for seven days after the live call.  The replay can be accessed by dialing (800) 405-2236, access code 11124802#.

About Chordiant Software, Inc.
Chordiant helps leading global brands with high-volume customer service needs deliver the best possible customer experience.  Unlike traditional business applications, Chordiant Customer Experience (Cx) front-office solutions blend multi-channel interaction management with predictive desktop decisioning, enabling companies to capture and effectively anticipate and respond to customer behavior in all channels, in real-time.  For global leaders in insurance/healthcare, telecommunications and financial services, this deeper understanding cultivates a lasting, one-to-one relationship that aligns the most appropriate value proposition to each consumer.  With Chordiant Cx solutions, customer loyalty, operational productivity and profitability reach new levels of return.  For more information, visit Chordiant at www.chordiant.com.

Cautionary Note Regarding Forward Looking Statements
This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding customers’ willingness to invest in certain software products and the Company’s expectations regarding its financial results for the remainder of fiscal year 2009.  Forward-looking statements are generally identified by words such as "believes," ”expects," "guidance," and similar expressions.  There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements.  Such risks and uncertainties include, but are not limited to, whether the Company is able to close license and services transactions with new and existing customers and achieve its revenue targets; fluctuations in customer spending, particularly in the banking and insurance industries, due to consolidation, economic, geopolitical and other factors; and the Company’s dependence on a small number of customers for a substantial portion of its revenue.  These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.  These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov.  The forward-looking statements and risks stated in this Press Release are based on information available to the Company today.  The Company assumes no obligation to update them.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc.  The Customer Experience Company and Cx are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

NON-GAAP FINANCIAL MEASURES
The accompanying press release dated May 7, 2009 contains non-GAAP financial measures.  Table C reconciles the non-GAAP financial measures contained in the press release to the most directly comparable financial measures prepared in accordance with GAAP.  These non-GAAP financial measures include non-GAAP total cost of revenue, non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss) and basic and diluted non-GAAP net income (loss) per share.

Chordiant continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Chordiant believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts Chordiant does not consider part of ongoing operating results when assessing the performance of certain functions, certain geographies or certain members of senior management.

The operating budgets of functional managers do not include stock-based compensation expenses, acquisition-related costs, restructuring costs, non-cash tax expense or benefit and certain other excluded items that may impact their functions’ profitability, and accordingly, we exclude these amounts from our measures of functional performance.  We also exclude these amounts from our internal planning and forecasting process.  We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods.  We exclude the following items from our non-GAAP financial measures:

Stock-based compensation expense. Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options, restricted stock and restricted stock units.  Additionally, recent comparative periods in certain prior years also included stock-based compensation for certain stock options that were subject to variable accounting.  Under variable accounting, movements in the market value of our stock caused significant unpredictable charges or benefits from period to period.  The operating budgets of functional or geographic managers do not include stock-based compensation expenses impacting their function’s or geography’s income (loss) and, accordingly, we exclude stock-based compensation expenses from our measures of functional or geographic performance.  While stock-based compensation is a significant expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process.  We exclude stock-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above.  We compute weighted average dilutive shares using the method required by Statement of Financial Accounting Standard No. 128 for both GAAP and non-GAAP diluted net income (loss) per share.

Amortization of purchased intangible assets. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges, and in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete.  Acquisition activities are managed on a corporate-wide basis and the operating budgets of functional or geographic managers do not include acquisition-related costs impacting their function’s income (loss).  We exclude these amounts from our budget and planning process.  We exclude amortization of intangible assets from our non-GAAP financial measures for these reasons and the other reasons stated above.

Restructuring expense and infrequent charges. Restructuring expense consists of expenses for excess facilities, lease termination costs, and expenses for severance charges related to reductions in our workforce. Infrequent charges primarily relate to severance expense associated with senior executive management.  The operating budgets of functional or geographic managers do not include restructuring expenses and infrequent charges or the financial impact to their functions or geographies income (loss).  Accordingly, we exclude restructuring expenses and infrequent charges from measures of functional or geographic performance.  We also exclude these expenses in non-GAAP financial measures for these reasons and the other reasons stated.

Non-cash tax expense or benefit relating to Net Operating Loss carryforwards. Our non-GAAP financial measures exclude non-cash tax expenses or benefits.  These amounts include (i) the income tax benefit in fiscal 2008 (and expense in fiscal 2009) attributable to the release of the valuation allowance on certain post-acquisition net operating losses and (ii) the impact of the utilization of pre- and post-acquisition net operating losses to offset certain income tax expenses expected to arise in future periods directly as a result of the release of the valuation allowance.  We exclude these expenses or benefits because they are non-cash expenses or benefits that we believe are not reflective of how we view our operating performance.

Chordiant refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods.  These non-GAAP financial measures also facilitate our internal comparisons to historical operating results.  Historically, we have reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.  We compute non-GAAP financial measures using the same consistent method from quarter-to-quarter and year-to-year.

Chordiant believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Chordiant's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Chordiant's financial results in conjunction with the corresponding GAAP measures.  Because of these limitations, Chordiant qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented.  In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Chordiant management that similar charges and expenses will not be incurred in subsequent periods.

Table A
CHORDIANT SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2009	2008	2009	2008
Revenues:
License	$4,287	$4,807	$12,228	$13,614
Service	13,716	19,909	29,151	40,236
Total revenues	18,003	24,716	41,379	53,850
Cost of revenues:
License	103	283	200	617
Service	5,797	8,532	12,483	17,010
Amortization of intangible assets	303	303	606	606
Total cost of revenues	6,203	9,118	13,289	18,233
Gross profit	11,800	15,598	28,090	35,617
Operating expenses:
Sales and marketing	6,362	7,400	14,142	16,303
Research and development	4,843	6,381	10,102	13,106
General and administrative	3,064	4,019	7,465	9,022
Restructuring expense	—	—	784	—
Total operating expenses	14,269	17,800	32,493	38,431
Loss from operations	(2,469)	(2,202)	(4,403)	(2,814)
Interest income, net	137	613	429	1,448
Other income (expense), net	(103)	350	582	485
Income before income taxes	(2,435)	(1,239)	(3,392)	(881)
Provision for (benefit from) income taxes	1,101	(80)	2,812	73
Net loss	$(3,536)	$(1,159)	$(6,204)	$(954)

Net loss per share:
Basic	$(0.12)	$(0.04)	$(0.21)	$(0.03)
Diluted	$(0.12)	$(0.04)	$(0.21)	$(0.03)

Weighted average shares used in computing net loss per share:
Basic	30,059	33,066	30,033	33,181
Diluted	30,059	33,066	30,033	33,181

Table B
CHORDIANT SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2009	September 30, 2008

ASSETS
Current assets:
Cash and cash equivalents	$53,318	$55,516
Accounts receivable, net	9,514	24,873
Prepaid expenses and other current assets	4,639	8,168
Total current assets	67,471	88,557
Property and equipment, net	2,427	3,165
Goodwill	22,608	22,608
Intangible assets, net	909	1,514
Deferred tax asset – non-current	3,922	6,849
Other assets	2,664	2,007
Total assets	$100,001	$124,700

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,455	$7,711
Accrued expenses	6,574	9,456
Deferred revenue	26,907	33,503
Total current liabilities	37,936	50,670
Deferred revenue—long-term	9,460	12,831
Other liabilities – non-current	1,020	818
Restructuring costs, net of current portion	326	529
Total liabilities	48,742	64,848

Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	283,833	281,910
Accumulated deficit	(232,054)	(225,850)
Accumulated other comprehensive income	(550)	3,762
Total stockholders’ equity	51,259	59,852
Total liabilities and stockholders’ equity	$100,001	$124,700

Table C
CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	March 31, 2009	March 31, 2008	March 31, 2009	March 31, 2008

GAAP total cost of revenues	$6,203	$9,118	$13,289	$18,233
Amortization of purchased intangible assets	(303)	(303)	(606)	(606)
Stock-based compensation expense	(145)	(109)	(279)	(262)
Non-GAAP total cost of revenues	$5,755	$8,706	$12,404	$17,365

GAAP gross profit	$11,800	$15,598	$28,090	$35,617
Amortization of purchased intangible assets	303	303	606	606
Stock-based compensation expense	145	109	279	262
Non-GAAP gross profit	$12,248	$16,010	$28,975	$36,485

GAAP loss from operations	$(2,469)	$(2,202)	$(4,403)	$(2,814)
Amortization of purchased intangible assets	303	303	606	606
Restructuring expenses and infrequent charges	—	—	784	—
Stock-based compensation expense	941	981	1906	2,157
Non-GAAP loss from operations	$(1,225)	$(918)	$(1,107)	$(51)

GAAP net loss	$(3,536)	$(1,159)	$(6,204)	$(954)
Amortization of purchased intangible assets	303	303	606	606
Restructuring expenses and infrequent charges	—	—	784	—
Stock-based compensation expense	941	981	1,906	2,157
Deferred tax expense	705	—	1,968	—
Non-GAAP net income (loss)	$(1,587)	$125	$(940)	$1,809

GAAP net loss per basic share	$(0.12)	$(0.04)	$(0.21)	$(0.03)
Amortization of purchased intangible assets	0.01	0.01	0.02	0.02
Restructuring expenses and infrequent charges	—	—	0.03	—
Stock-based compensation expense	0.03	0.03	0.06	0.07
Deferred tax expense	0.03	—	0.07	—
Non-GAAP net income (loss) per basic share	$(0.05)	$0.00	$(0.03)	$0.06

Shares used in basic per share amounts	30,059	33,066	30,033	33,181

GAAP net loss per fully diluted share	$(0.12)	$(0.04)	$(0.21)	$(0.03)
Amortization of purchased intangible assets	0.01	0.01	0.02	0.02
Restructuring expenses and infrequent charges	—	—	0.03	—
Stock-based compensation expense	0.03	0.03	0.06	0.06
Deferred tax expense	0.03		0.07
Non-GAAP net income (loss) per fully diluted share	$(0.05)	$0.00	$(0.03)	$0.05

Shares used in fully diluted per share amounts	30,059	33,350	30,033	33,575

Table C (Continued)
CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

	Three Months Ended March 31, 2009
	Total Operating Expenses
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expenses	Total Expense

GAAP operating expense	$4,843	$6,362	$3,064	$—	$14,269
Stock-based compensation expense	(119)	(218)	(459)	—	(796)
Restructuring expenses and infrequent charges	—	—	—	—	—
Non-GAAP Operating expense	$4,724	$6,144	$2,605	$—	$13,473

	Three Months Ended March 31, 2008
	Total Operating Expense
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expenses	Total Expense

GAAP operating expense	$6,381	$7,400	$4,019	$—	$17,800
Stock-based compensation expense	(144)	(230)	(498)	—	(872)
Restructuring expenses and infrequent charges	—	—	—	—	—
Non-GAAP Operating expense	$6,237	$7,170	$3,521	$—	$16,928

	Six Months Ended March 31, 2009
	Total Operating Expenses
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expenses	Total Expense

GAAP operating expense	$10,102	$14,142	$7,465	$784	$32,493
Stock-based compensation expense	(228)	(474)	(925)	—	(1,627)
Restructuring expenses and infrequent charges	—	—	—	(784)	(784)
Non-GAAP Operating expense	$9,874	$13,668	$6,540	$—	$30,082

	Six Months Ended March 31, 2008
	Total Operating Expenses
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expenses	Total Expense

GAAP operating expense	$13,106	$16,303	$9,022	$—	$38,431
Stock-based compensation expense	(343)	(471)	(1,081)	—	(1,895)
Restructuring expenses and infrequent charges	—	—	—	—	—
Non-GAAP Operating expense	$12,763	$15,832	$7,941	$—	$36,536

Chordiant Media Relations Contacts
Mo Mahmoud
Eastwick Communications
+1 (650) 480-4058
Chordiant@eastwick.com

Emma Smyth
Hotwire
+44 (0)20 7608 4698
Chordiant@hotwire.com

Chordiant Investor Relations Contact:
Karen Haus or Daniel Wood
Market Street Partners
+1 (415) 445-3238
chrd@marketstreetpartners.com